FOURTH AMENDMENT TO PURCHASED SERVICES AGREEMENT

This FOURTH AMENDMENT TO PURCHASED SERVICES AGREEMENT (this "Amendment") is dated as of the 10 day of March, 2021, and is entered into between GK FINANCING, LLC, a California limited liability company ("GKF"), or its wholly owned subsidiary whose obligations hereunder shall be guaranteed by GKF, and KETTERING MEDICAL CENTER, an Ohio non-profit corporation, ("Medical Center").

Recitals:

WHEREAS, GKF and Medical Center are parties to a certain Purchased Services Agreement dated as of November 19, 2008 (but dated December 9, 2008 by Medical Center), as amended by (i) a First Amendment to Purchased Services Agreement dated June 11, 2009, (ii) a Second Amendment to Purchased Services Agreement dated February 27, 2014, and (iii) a Third Amendment to Purchased Services Agreement dated March 28, 2019 (as amended, the "Agreement"); and

WHEREAS, GKF and Medical Center desire to further amend the Agreement to provide for a software upgrade on the Leksell Gamma Knife Icon unit ("Equipment") currently being provided by GKF to Medical Center pursuant to the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

Agreement:

1. **Defined Terms**. Unless otherwise defined herein, the capitalized terms used herein shall have the same meanings set forth in the Agreement.

2. **Software Upgrade.**

2.1 Scheduling and Process for the Software Upgrade. Subject to the terms and conditions set forth herein, GKF shall upgrade the Equipment's software to include the Lightening and Remote Planning platforms ("Software Upgrade"). GKF shall be responsible for the costs of the Software Upgrade. GKF shall use its commercially reasonable efforts to perform the Software Upgrade in the First/Second quarter of 2021, or such other time as mutually agreed to in writing by Medical Center and GKF, subject to availability of the Software Upgrade from the equipment manufacturer, and issuance of all regulatory approvals, permits and/or waivers in a timely manner. The parties acknowledge that Medical Center may not be able to perform Procedures using the Equipment during the Software Upgrade. Upon completion of the Software Upgrade, all references in the Agreement to the Equipment shall be deemed to refer to the Equipment as so upgraded. Notwithstanding anything to the contrary contained in this Amendment, GKF makes no representation or warranty to Medical Center concerning the Software Upgrade, and GKF shall have no obligation or liability to pay any damages to Medical Center resulting therefrom, including without limitation, any lost revenues or profits during the period of time that the Equipment is unavailable to perform Procedures during the Software Upgrade. Notwithstanding the foregoing, GKF shall use its commercially reasonable efforts to ensure that all benefits under the manufacturer's or software developer's warranty shall run to the Medical Center.

2.2 Medical Center Personnel and Services. Upon request and as reasonably required by GKF, Medical Center, at Medical Center's cost and expense, shall provide GKF with Medical Center personnel and services to assist in the Software Upgrade, among other things, to oversee, supervise and

assist with compliance with local, state and federal regulatory requirements and with nuclear regulatory compliance issues. Medical Center shall not be entitled to reimbursement for its personnel costs, internal costs or overhead in connection with the Software Upgrade. Notwithstanding anything to the contrary set forth herein, the Software Upgrade shall be performed by GKF only after all necessary and appropriate licenses, permits, approvals, waivers, consents and authorizations, (collectively, the "Permits") if required, have been obtained by Medical Center.

3. **Ownership Interests.** Notwithstanding anything to the contrary set forth in the Agreement or this Amendment, GKF shall retain all ownership rights and title to the Equipment, and Medical Center shall have no owernship interests therein.

4. **Extension of Term of the Agreement.** The Term of the Agreement is hereby further extended by an additional period of three (3) months beyond the current expiration date of the Term. All references in the Agreement to the "Term" or "Initial Term" shall be deemed to refer to the "Term", as extended hereby.

5. **Full Force and Effect**. Except as amended by this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and that of the Agreement, the terms and provisions of this Amendment shall prevail and control.

6. **Miscellaneous**. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts shall together constitute the same instrument. The captions and paragraph headings used herein are for convenience only and shall not be used in construing or interpreting this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

GKF:

GK FINANCING, LLC

By: [signature]
Craig K. Tagawa
Chief Executive Officer

Medical Center:

KETTERING MEDICAL CENTER

By: Wendi Barber
Name: Wendi Barber
Title: CFO
4/20/2021